                                                                   Exhibit 10.36


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT to Credit Agreement (this "Amendment") is entered into as of the 31st day of October, 2000, by and among (a) Dominion Homes, Inc. (the "Borrower"), (b) the institutions from time to time party to the Credit Agreement (as defined below) as lenders (individually, a "Lender" and collectively, the "Lenders"), and (c) The Huntington National Bank ("Huntington"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "Administrative Agent").

RECITALS:

         A. As of May 29, 1998, the Borrower, the Lenders, the Administrative Agent, Huntington, in its capacity as Issuing Bank, and Huntington Capital Corp., in its capacity as Syndication Agent for the Lenders executed a certain Credit Agreement, which was amended by a certain First Consent Agreement dated as of August 9, 1999, a certain First Amendment to Credit Agreement dated as of September 3, 1999, a certain Second Consent and Modification dated as of December 30, 1999, and a certain Second Amendment to Credit Agreement dated as of May 26, 2000 (as so amended, the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Borrower; and

         B. As of May 29, 1998, the Borrower executed and delivered to the Administrative Agent, inter alia, promissory notes in favor of each Lender, in the original aggregate principal sum of One Hundred Twenty Five Million Dollars ($125,000,000.00), that were thereafter replaced by certain replacement revolving notes, each dated May 26, 2000, in the aggregate principal sum of One Hundred Fifty Million Dollars ($150,000,000.00) (hereinafter collectively, the "Notes"); and

         C. In connection with the Credit Agreement and the Notes, the Borrower executed and delivered to the Administrative Agent certain other loan documents, consents, assignments, agreements, and instruments in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Borrower has requested that the Lenders and the Administrative Agent amend the definition of Borrowing Base and to increase certain limits in respect thereof; and amend and modify certain terms and covenants in the Credit Agreement, and the Lenders and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Section 2.1, "BORROWING BASE," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         2.1 BORROWING BASE.

         "Borrowing Base" means (without duplication) the aggregate sum of the following:

         (a)      100% of Available Cash, plus

         (b)      80% of Eligible Accounts Receivable, plus

         (c)      75% of Eligible Lumber Inventory, plus

         (d)      90% of Eligible Home Work-in-Process, plus

         (e) the lesser of $15,000,000.00 or 50% of Eligible Real Estate Held for Development, plus

         (f) the lesser of $10,000,000.00 or 50% of Eligible Investments in Joint Ventures, plus

         (g) the lesser of or $5,850,000.00 or 90% of the aggregate sum of Eligible Model Homes, plus

         (h) the lesser of $6,000,000.00 or 90% of Eligible Speculative Homes, plus

         (i) 70% of Eligible Developed Lots that have been added to the Developed Lots category within 18 months immediately preceding the date of calculation, and 62.5% of Eligible Developed Lots that have been added to the Developed Lots category more than 18 months, but less than 24 months immediately preceding the date of calculation, plus

         (j)      60% of Eligible Lots Under Development, plus

         (k)      100% of the Eligible Acquisition Assets, plus

         (l)      the lesser of $4,500,000.00 or 50% of Eligible Fall Foundation
                  Lots.

         The Administrative Agent shall deduct from any borrowing availability under the Borrowing Base 100% of the amounts of outstanding Excess Permitted Nonrecourse Borrowings (the "Excess Permitted Nonrecourse Borrowings Reserve").

         3. Section 2.3, "DEVELOPED LOTS," of the Credit Agreement is hereby redesignated and amended to recite in its entirety as follows:

2.3 DEVELOPED LOTS AND FALL FOUNDATION LOTS.

         "Developed Lots" means all lots of the Company and its Restricted Subsidiaries located in the State of Ohio or any contiguous state on which all development activity has been completed, including without limitation, all site development for streets and sewers, and for which application has been made for final acceptance by the applicable controlling municipality, but excluding any Fall Foundation Lots, valued at the lesser of cost or market, provided however, that no Developed Lot which the Company or a Restricted Subsidiary owns for more than 24 months from the time the same became a Developed Lot shall be an Eligible Developed Lot.

         "Fall Foundation Lots" means, during the time period from October 1st of each calendar year continuing through and including March 31st of the immediately succeeding calendar year, those Developed Lots on which the Company has commenced the excavation of a foundation for a single family residential dwelling through the completion of such foundation, valued at the lesser of cost or market, provided, however, that no Fall Foundation Lot in excess of 200 Fall Foundation Lots outstanding at any time shall be an Eligible Fall Foundation Lot.

4. Section 2.7, "ELIGIBLE REAL ESTATE," of the Credit Agreement is hereby amended to recite in its entirely as follows:

         2.7 ELIGIBLE REAL ESTATE.

         With respect to Developed Lots, Fall Foundation Lots, Lots under Development, Model Homes, Real Estate Held for Development, Home Work-In-Process, Speculative Homes, or any other form or type of real estate of the Company or any Restricted Subsidiary which may be considered for the purposes of the Borrowing Base, the term "Eligible" used in connection with any such type of real estate shall mean that portion of real property (a) owned in fee simple title by the Company or a Restricted Subsidiary, and (b) which is not subject to any mortgage, lien, or encumbrance, except for Unleveraged Seller Financing, and except for reservations, exceptions, encroachments, easements, rights-of-way, restrictions, leases or other similar title exceptions which do not materially detract from the value of such real estate or interfere with its use or resale.

5. Section 2.13, "SPECULATIVE HOMES," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         2.13 "SPECULATIVE HOMES."

         "Speculative Homes" shall mean residential dwellings or lots other than Fall Foundation Lots on which the Company or a Restricted Subsidiary has commenced construction for such dwellings, which such entity presently intends to sell, but for which such entity does not have an Arm's-Length Contract, valued at the lesser of cost or market.

6. Section 8.21, "SPECULATIVE HOMES," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.21 SPECULATIVE HOMES.

         The Company and its Subsidiaries, shall not permit at any time their inventory of Speculative Homes and other dwellings built for speculation, whether now owned or hereafter acquired, to exceed $12,500,000.00 in the aggregate outstanding at any time, valued at cost. In further limitation, the Company shall not, and shall not permit its Subsidiaries, at any time to have their consolidated inventories of Speculative Homes consisting of the "Independence Series" models or other new products to exceed $4,500,000.00 in the aggregate outstanding at any time, valued at cost.

7. A new Section 8.26, "FALL FOUNDATION LOTS" is hereby added to the Credit Agreement and shall recite in its entirety as follows:

         8.26 FALL FOUNDATION LOTS.

         The Company shall not, and shall not permit its Subsidiaries, at any time to have their consolidated inventories of Fall Foundation Lots exceed 200 lots or exceed $9,000,000 in the aggregate outstanding, valued at cost.

8. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of October 31, 2000, upon satisfaction of all of the following conditions precedent:

         (a) The Administrative Agent shall have received seven duly executed copies of the Third Amendment to Credit Agreement and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

         (b) The Administrative Agent shall have received a fee in respect of this Amendment in the amount of $35,000.00, which shall be shared according to each Lender's Pro Rata Share, and the Borrower shall have paid all other fees owing to the Administrative Agent; and

         (c) The representations contained in paragraph 9 below shall be true and accurate.


         9. REPRESENTATIONS. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

         10. AMENDMENT TO CREDIT AGREEMENT. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders and the Administrative Agent may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Lenders and the Administrative Agent, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreements set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         11. AUTHORITY. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

         12. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         13. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.

         14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have hereunto set their hands as of the date first set forth above.

                           THE BORROWER:

                           DOMINION HOMES, INC.

                           By:/s/ Peter J. O'Hanlon
                              ---------------------------

                           Its: Chief Financial Officer
                                -------------------------

                           THE LENDERS:

                           THE HUNTINGTON NATIONAL BANK

                           By:/s/ William R. Remias
                              ---------------------------

                           Its:  Vice President
                                -------------------------

Revolving Credit Commitment:  $42,000,000


                           BANK ONE, MICHIGAN f/k/a NBD BANK

                           By:/s/ Steve J. Mahr
                              ---------------------------

                           Its:  Vice President
                                -------------------------

Revolving Credit Commitment:  $30,000,000


                          KEYBANK NATIONAL ASSOCIATION

                           By:/s/ Robert L. Zelina
                              ---------------------------

                           Its:  Vice President
                                -------------------------

Revolving Credit Commitment:  $27,000,000


                           NATIONAL CITY BANK

                           By:/s/ Steven A. Smith
                              ---------------------------

                           Its: Senior Vice President
                                -------------------------

Revolving Credit Commitment:  $21,000,000

                           FIRSTAR BANK, N.A. f/k/a STAR BANK, N.A.

                           By:/s/ Marilyn K. Miller
                              ---------------------------

                           Its:  Vice President
                                -------------------------

Revolving Credit Commitment:  $15,000,000



                           COMERICA BANK

                           By:/s/ Charles L. Weddell
                              ---------------------------

                           Its:  Vice President
                                -------------------------

Revolving Credit Commitment:  $15,000,000


                           ADMINISTRATIVE AGENT:

                           THE HUNTINGTON NATIONAL BANK

                           By:/s/ William R. Remias
                              ---------------------------

                           Its:  Vice President
                                -------------------------

CONSENT OF GUARANTOR

         The undersigned, being a guarantor of the Borrower's indebtedness to the Bank pursuant to certain guaranty agreements with the Bank, hereby consents and agrees to be bound by the terms, conditions and execution of the above Amendment and hereby further agrees that its obligations shall be continuing as provided in said guaranty agreements and said guaranty agreements shall remain as written originally and continue in full force and effect in all respects.

DOMINION HOMES OF KENTUCKY GP, LLC
     a Kentucky limited liability company


                            By:/s/  Robert A. Meyer, Jr.
                               -------------------------

                            Its:  Senior Vice President
                                ------------------------